Exhibit 99.1

111 Pencader Drive
Newark, DE 19702
P 302.456.6789
F 302.861.3730
T 800.544.8881

www.sdix.com
SDIX Company Contact:
Kevin Bratton
VP and CFO
(302) 456-6789
kbratton@sdix.com

Investor Relations Contact:
Jessica Lloyd
The Trout Group
(646) 378-2928
jlloyd@troutgroup.com

SDIX Agrees to Sell Water Quality Assets to Modern Water plc for $4.5 Million

Divestiture of Water Quality business strengthens strategic focus on core Life Science and Food Safety businesses

Newark, DE (November 11, 2011) – SDIX™ (NASDAQ: SDIX), today announced that it has entered into an agreement to sell the assets of its water quality division to Modern Water plc for $4.5 million. Modern Water is acquiring the division’s intellectual property, its current inventory and commercial contracts, as well as its equipment and staff.

The acquisition is expected to be completed during the fourth quarter of 2011.

Francis DiNuzzo, SDIX’s President and CEO, commented, “We are pleased to announce our agreement to sell our Water Quality business to Modern Water. SDIX’s strategic focus has been and remains on the growth of our Life Science and Food Safety businesses which combined have averaged over 10% year-over-year quarterly revenue growth since the first quarter of 2010.  This divestiture is consistent with our corporate strategy and enables us to focus even further on our core businesses.  Notably, within our Life Science business, we aim to focus on the development of our next generation proprietary GAT technology which is achieving key milestones ahead of our initial schedule. We are working to develop our GAT technology towards a novel approach for the discovery of rare monoclonal antibodies to be used in high value applications such as biotherapeutics and biomarker discovery and validation. The net cash from this sale will strengthen our balance sheet and provides additional resources for key investments that we expect will drive further growth in our Life Science and Food Safety businesses.”

Mr. DiNuzzo went on to say “We are pleased to not only achieve great value for SDIX shareholders, but also to place our Water Quality assets, including the Microtox® products, with Modern Water.  Modern Water is focused on the water market and will ensure that existing customers continue to receive the level of quality product and service that they have been accustomed to with SDIX.”

About Modern Water (www.modernwater.com)
Modern Water owns, installs and operates world-leading desalination technology as well as develops and supplies advanced systems for water monitoring.  The Company’s patented forward osmosis technology has been proven to significantly reduce costs, lower energy consumption and lessen environmental impact across a variety of industries. With a sales presence in over 20 countries, the Group's Monitoring Division includes the world’s best performing real-time continuous toxicity monitor and trace metal analyzers for monitoring the quality of drinking water. Modern Water’s shares trade on the Alternative Investment Market of the London Stock Exchange.

About SDIX (www.sdix.com)
SDIX is a biotechnology company with a core expertise in creating better antigens, better antibodies and better assays for the pharmaceutical, biotechnology and food safety markets. For over 20 years, SDIX has been a leading immuno-solutions company, developing results-oriented and innovative antibody-based solutions that enable customers to meet high performance research, diagnostic and commercialization objectives.

In the life science market, SDIX’s technology and capabilities are being used to help discover disease mechanisms, facilitate development of new drugs and provide antibodies and assays for the diagnosis of disease.  In the food safety market, SDIX continues to expand its footprint as an international supplier of rapid pathogen test technologies that enable more accurate and cost-effective results.

This news release may contain forward-looking statements reflecting SDIX's current expectations. When used in this press release, words like “anticipate”, “could”, “enable”, “estimate”, “intend”, “expect”, “believe”, “potential”, “will”, “should”, “project”, “plan,” “designed” and similar expressions as they relate to SDIX are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDIX at this time. Such risks and uncertainties include, without limitation, changes in demand for products, the application of our technologies to various uses, delays in product development, delays in market acceptance of new products, retention of customers and employees, adequate supply of raw materials, inability to obtain or delays in obtaining fourth party or required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, and other factors more fully described in SDIX's public filings with the U.S. Securities and Exchange Commission.
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